UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2004

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 0-16914

Ohio	31-1223339
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page
5.	Other Events and Regulation FD Disclosure	3

7.	Financial Statements and Exhibits	3

2

Item 5. Other Events and Regulation FD Disclosure

On July 15, holders of The E.W. Scripps Company’s (“Scripps”) Common Voting Shares voted to approve an amendment to Scripps’ Articles of Incorporation that will increase the number of authorized shares of its two classes of common stock. The vote increases Scripps current stock authorization to 240 million Class A Common Shares and 60 million Common Voting Shares. Scripps’ board of directors is expected to vote on a resolution to split the stock when it meets on July 29th.

A copy of the amended and restated Articles of Incorporation is filed as Exhibit 3(i) and a copy of the press release is filed as Exhibit 99.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

3(i)	Articles of Incorporation

99	Press release dated July 15, 2004

3

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Joseph G. NeCastro Joseph G. NeCastro Senior Vice President and Chief Financial Officer

Dated: July 21, 2004

4